Q4 & FISCAL YEAR 2022 FINANCIAL RESULTS February 9, 2023 Exhibit 99.2

DISCLAIMER Forward Looking Statements This presentation contains forward looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company's results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: information or predictions concerning the Company's future financial performance, business plans and objectives, potential growth opportunities, potential pricing of products, potential market leadership, financing plans, competitive position, technological, industry or market trends and potential market opportunities. These statements are based on estimates and information available to the Company at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from the Company's current expectations as a result of many factors, including, but not limited to: the impact the continuing COVID-19 pandemic, including the cessation of pandemic-related restrictions and re-impositions of such restrictions upon outbreaks, will have on demand for the Company’s products as well as its impact on its operations and the operations of its manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; the Company’s ability to build and maintain the strength of its brand among gaming and streaming enthusiasts and its ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units, as well as sophisticated new video games; fluctuations in operating results; the risk that the Company is not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at manufacturing and distribution facilities of the Company or third parties; currency exchange rate fluctuations or international trade disputes resulting in the Company’s gear becoming relatively more expensive to its overseas customers or resulting in an increase in the Company’s manufacturing costs; the impact of the coronavirus on the Company’s business; and general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending. The Company assumes no obligation, and does not intend, to update these forward-looking statements, except as required by law. Investors are urged to review in detail the risks and uncertainties outlined in Corsair’s Securities and Exchange Commission filings, including, but not limited to, Corsair’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Corsair's Annual Report on Form 10-K for the year ended December 31, 2022 (once available), as well as the Risk Factors contained therein. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, which are not recognized under the generally accepted accounting principles (“GAAP”) in the United States and designed to complement the financial information presented in accordance with GAAP in the United States because management believes such measures are useful to investors. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. The non-GAAP measures used by the Company may differ from the non-GAAP measures used by other companies. The Company urges you to review the reconciliation of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in the Appendix to this presentation, and not to rely on any single financial measure to evaluate the Company's business. Market & Industry Data This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to the Company’s industry, the Company’s business and the market for the Company’s products and its future growth. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of the Company’s future performance and the future performance of the market for its products are necessarily subject to a high degree of uncertainty and risk.

Q4 2022 MARKET UPDATE

SELF BUILT GAMING PC MARKET SHOWED GOOD HOLIDAY PERFORMANCE AND GOOD GROWTH OVER PRE-PANDEMIC Management estimates based on leading 3rd party analysis US Full Year ($) EU Full Year (€) US Q4 only ($) EU Q4 only (€)

GAMING PERIPHERAL MARKET SOFTER, BUT STARTED TO RECOVER IN Q4 AND WELL OVER PRE-PANDEMIC LEVELS US Full Year ($) EU Full Year (€) US Q4 only ($) EU Q4 only (€) Management estimates based on leading 3rd party analysis – Gaming Peripherals – Keyboards, Headsets and Mice

CHANNEL INVENTORY REDUCTION OF OVER $100M DURING 2022, NOW BACK AT TARGET LEVELS Management estimates based on reporting from inventory levels from Channel partners

KEY PRODUCT ANNOUNCEMENTS

XENEON FLEX 45WQHD240 OLED A flagship 45in 240Hz bendable OLED gaming monitor created in partnership with LG Display. Combining a cutting-edge 240Hz high-refresh-rate OLED panel with the ability to manually adjust its curvature. “It’s one of the best gaming experiences I’ve had in a long while.” - LINUS TECH TIPS

FACECAM PRO Facecam Pro is the new benchmark for quality in the global webcam industry. Enabling professional creators, streamers and digital presenters who need 4K @ 60fps to create the highest-quality content. Most high-end webcams, and even DSLR cameras, only record at 4K/30fps or 1080/60fps.

STREAM DECK + An enhanced version of our industry-leading Stream Deck. Offering eight Stream Deck LCD buttons, a full-width LCD touchscreen and four dials to provide near limitless customization. The four dials provide tactile analogue control across a wide range of uses, adjusting brightness, lighting audio volume or color temperature. As an audio station, production console or studio controller, Stream Deck + continues to expand the Stream Deck user base to creative professionals, production and beyond. Fully integrates into Corsair and Elgato ecosystems.

RMx SHIFT POWER SUPPLIES 2023 will see Corsair launch several new products to make system builds substantially easier, removing barriers to entry for people to build a PC and helping to make PC building more accessible to a whole new group of customers. RMx SHIFT is the first of this initiative, with a revolutionary side-mounted connector layout that makes cable installation and routing much easier.  RMx SHIFT and all new Corsair PSUs, are future proof with compatibility for ATX 3.0 – the new industry power supply standard, with support for next-gen graphics cards,  strengthening our market-leader position in enthusiast PSU.

iCUE MURALS iCUE Murals is a major new feature built into our iCUE software suite, substantially improving the user experience and allowing customers to easily setup, customize and sync lighting effects across their entire setup. Deep integration with Nanoleaf and Philips HUE lighting ecosystems expands the capability of iCUE beyond Corsair products. Turns an image, a video, or even your music, into an amazing lighting profile in seconds.

FINANCIAL RESULTS

2022 AND Q4’22 RESULTS(1) Channel inventory depleted by over $100 million in 2022, now in balance, meaning sales out to the consumer were ~$100 million higher than sales into the channel. Q4 continued margin improvement as freight costs have come down and started to flow through P&L, as well as better absorption on higher volumes. Demand for Gaming PCs saw a lift following new graphics card and processor launches by NVIDIA, AMD and Intel in Q4 2022. Further launches of mid-range/mainstream graphics card are expected in 2023. See appendix for reconciliation of non-GAAP metrics to most comparable GAAP metrics. *      2022 Gross Profit and Gross Profit Margin adjusted by $19.5 million or 140 bps for the Q2'22 inventory reserve in excess of normal run rate to address overhang in the channel

MARGINS IMPROVED AS PLANNED WITH FREIGHT COST AND INVENTORY BACK TO NORMAL LEVELS SEGMENT GROSS PROFIT * SEGMENT GROSS MARGIN * * Q2'22 adjusted by $19.5 million or 690 bps for the inventory reserve in excess of normal run rate to address overhang in the channel ($5.1 million or 260 bps in the Gaming Components and Systems segment; $14.4 million or 1,610 bps in the Gamer and Creator Peripherals segment).

MARGIN IMPROVEMENT DRIVING UP ADJUSTED EBITDA IN Q4 See appendix for reconciliation of non-GAAP metrics to most comparable GAAP metrics.

FINANCIAL GUIDANCE FY2023(1) Given the number of risk factors, uncertainties and assumptions, many of which are discussed in slide 2, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement. Estimates should not be viewed as a substitute for our full annual financial statement and are not necessarily indicative of the results to be expected for any future period. Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking into non-GAAP measures to the most directly comparable GAAP measures without unreasonable effort because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for this period but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

DEBT SUMMARY, INCREASED CASH POSITION Quarterly interest expense estimated at $4 million in 2023. 2022 CAPEX excluding one-time capex spend on new headquarter was $13 million or 0.9% of revenues. Net receipts from Q4'22 offering was approximately $81 million.

APPENDIX

USE OF NON-GAAP FINANCIAL MEASURES To supplement the financial results presented in accordance with GAAP, this presentation includes certain non-GAAP financial information, including Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share. These are important financial performance measures for us but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the appendix. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Operating Income (Loss) Reconciliations (Unaudited, in thousands, except percentages)

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations (Unaudited, in thousands, except per share amounts and percentages)

GAAP TO NON-GAAP RECONCILIATIONS Adjusted EBITDA Reconciliations (Unaudited, in thousands, except percentages)